Exhibit 4.1

DESCRIPTION OF SECURITIES REGISTERED
PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

PennyMac Mortgage Investment Trust has three classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) our common shares of beneficial interest (“common shares”); (ii) our 8.125% Series A fixed-to-floating rate cumulative redeemable preferred shares of beneficial interest (“Series A preferred shares”); (iii) our 8.00% Series B fixed-to-floating rate cumulative redeemable preferred shares of beneficial interest (“Series B preferred shares”); and (iv) our 6.75% Series C cumulative redeemable preferred shares of beneficial interest (“Series C preferred shares”).

Throughout this exhibit, references to the “we,” “our,” and “our company” herein are, unless the context otherwise indicates, only to PennyMac Mortgage Investment Trust and not to any of its subsidiaries.

Description of Shares of Beneficial Interest

The following description of our shares of beneficial interest is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Maryland REIT Law (the “MRL”) and to our declaration of trust and our second amended and restated bylaws (“bylaws”). Our declaration of trust and bylaws are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this exhibit is a part.

General

Our declaration of trust provides that we may issue up to 500,000,000 common shares of beneficial interest, $0.01 par value per share, and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share. Our declaration of trust authorizes a majority of our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval.

Under Maryland law, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.

Common Shares

Subject to the preferential rights of holders of any other class or series of shares of beneficial interest (including our Series A preferred shares, our Series B preferred shares and our Series C preferred shares) and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, holders of our common shares are entitled to receive distributions on such common shares out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us and are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in the terms of any class or series of shares (including our Series A preferred shares, our Series B preferred shares and our Series C preferred shares), each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest (including our Series A preferred shares, our Series B preferred shares and our Series C preferred shares), the holders of our common shares possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and the terms of any other class or series of common shares, all of our common shares have equal dividend, liquidation and other rights.

Preferred Shares

Our board of trustees may authorize the issuance of preferred shares in one or more classes or series and may determine, with respect to any such class or series, the rights, preferences, privileges and restrictions of the class or series of preferred shares, including distribution rights, conversion rights, voting rights, restrictions on ownership and transfer, redemption rights and terms of redemptions and liquidation preferences. The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, our Series A preferred shares, our Series B preferred shares and our Series C preferred shares do, and any other preferred shares that we issue could, rank senior to our common shares with respect to the payment of distributions, and we may not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.

Series A Preferred Shares

Maturity

The Series A preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series A preferred shares will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series A preferred shares.

Ranking

The Series A preferred shares rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common shares and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;
(2)

on a parity with the Series B preferred shares, the Series C preferred shares and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)

junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4)

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to the indebtedness and other liabilities and preferred equity of our existing and future subsidiaries.

The term “equity securities” does not include convertible or exchangeable debt securities.

Dividends

Holders of Series A preferred shares are entitled to receive, when, as and if authorized by our board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends (i) from, and including, the date of original issuance to, but not including, March 15, 2024 (the “fixed rate period”), at a fixed rate equal to 8.125% per annum based on the $25.00 per share liquidation preference, or $2.03125 per share; and (ii) from, and including, March 15, 2024 and thereafter (the “floating rate period”), at a floating rate equal to three-month LIBOR (as defined below) as calculated on each applicable dividend determination date (as defined below) plus a spread of 5.831% per annum based on the $25.00 per share liquidation preference.

Dividends on the Series A preferred shares accumulate daily and are cumulative from, and including, the date of original issuance or, if later, the most recent dividend payment date (as defined below) to which dividends have been paid in full and are payable quarterly in arrears on the 15th day of each March, June, September and December (each, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary setting forth the terms of the Series A preferred shares, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day.

Dividends payable on the Series A preferred shares during the fixed rate period, including dividends payable for any partial dividend period, are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series A preferred shares during the floating rate period, including dividends payable for any partial dividend period, will be computed based on the actual number of days and a 360-day year. Dividends are payable to holders of record as they appear in our share transfer records for the Series A preferred shares at the close of business on the applicable dividend record date, which shall be the 1st day of the calendar month, whether or not a business day, in which the applicable dividend payment date occurs (each, a “dividend record date”).

For each dividend period during the floating rate period, LIBOR (the London interbank offered rate) (“three-month LIBOR”) will be determined by us, as of the applicable dividend determination date, in accordance with the following provisions:

•

LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant dividend determination date; or

•

if no such rate appears on “Reuters page LIBOR01” or if the “Reuters page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant dividend determination date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable dividend period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the dividend determination date for the applicable dividend period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the three-month LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the three-month LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that dividend determination date for such dividend period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such dividend period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If fewer than three New York, New York banks selected by us quote rates in the manner described above, the three-month LIBOR for the applicable dividend period will be the same as for the immediately preceding dividend period, or, if there was no such dividend period, the dividend shall be calculated at the dividend rate in effect for the immediately preceding dividend period.

“Dividend determination date” means the London business day (as defined below) immediately preceding the first date of the applicable dividend period.

“Dividend period” means the period from, and including, a dividend payment date to, but not including, the next succeeding dividend payment date.

“London business day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reuters page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

No dividends on the Series A preferred shares may be authorized by our board of trustees or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A preferred shares which may be in arrears, and holders of the Series A preferred shares will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A preferred shares will first be credited against the earliest accumulated but unpaid dividend due with respect to those Series A preferred shares.

Except as described in the next paragraph, unless full cumulative dividends on all Series A preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, (i) no dividends (other than dividends paid in common shares or in any class or series of preferred shares that we may issue ranking junior to the Series A preferred shares as to dividends and upon liquidation) may be paid or declared and set apart for payment upon our common shares, Series B preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series A preferred shares as to dividends or upon liquidation, (ii) no other distribution (other than a repurchase that is considered a distribution as to which clause (iii) would apply) may be paid or declared and set apart for payment upon common shares, Series B preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series A preferred shares as to dividends or upon liquidation and (iii) no common shares, Series B preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series A preferred shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except, in the case of clause (iii), by conversion into or exchange for common shares or any other class or series of shares of beneficial interest that we may issue ranking junior to the Series A preferred shares as to dividends and upon liquidation, and except that none of the foregoing nor the restriction described in the following paragraph will prevent the purchase or acquisition by us of shares of any class or series of shares of beneficial interest pursuant to (A) the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or (B) a purchase or exchange offer made on the same terms to holders of all outstanding Series A preferred shares, Series B preferred shares, Series C preferred shares and holders of all other outstanding shares of any class or series of preferred shares that we may issue ranking on parity with the Series A preferred shares as to dividends or upon liquidation, or a redemption, purchase or other acquisition of common shares made for purposes of and in compliance with the requirements of an employee incentive or benefit plan of ours or any of our subsidiaries.

When dividends are not so paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series A preferred shares, the Series B preferred shares, the Series C preferred shares and any other class or series of preferred shares that we may issue ranking on a parity as to dividends with the Series A preferred shares, except as described in the above paragraph, all dividends declared upon the Series A preferred shares, the Series B preferred shares, the Series C preferred shares and such other class or series of preferred shares must be declared pro rata so that the amount of dividends declared per Series A preferred share, Series B preferred share, Series C preferred share and per share on such other class or series of preferred shares will in all cases bear to each other the same ratio that accumulated dividends per Series A preferred share, Series B preferred share, Series C preferred share and per share on such other class or series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A preferred shares which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series A preferred shares will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of shares of any class or series of our shares of beneficial interest ranking senior to the Series A preferred shares with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets upon liquidation, dissolution or winding up is made to holders of our common shares or any other class or series of our shares of beneficial interest we may issue ranking junior to the Series A preferred shares as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A preferred shares and the corresponding amounts payable on shares of all other classes or series of our shares of beneficial interest ranking on a parity with the Series A preferred shares in the distribution of assets, including the Series B preferred shares and Series C preferred shares, then the holders of the Series A preferred shares, the Series B preferred shares, the Series C preferred shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series A preferred shares will be entitled to written notice of any such payment upon our voluntary or involuntary liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A preferred shares will have no right or claim to any of our remaining assets.

The consolidation or merger of our company with or into any other real estate investment trust, corporation or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our company (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption

The Series A preferred shares are not redeemable by us prior to March 15, 2024, except as described below under “—Special Optional Redemption” and except that, as provided in our declaration of trust, we may purchase or redeem Series A preferred shares prior to that date in connection with our qualification as a REIT for U.S. federal income tax purposes.

Optional Redemption. On and after March 15, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the Series A preferred shares (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series A preferred shares will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the Series A preferred shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A preferred shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares of beneficial interest entitling that person to exercise more than 50% of the total voting power of all our shares of beneficial interest entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of our company or such an acquiring or surviving entity, has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series A preferred shares pursuant to our optional redemption right described under “—Optional Redemption” or our special optional redemption right described under “—Special Optional Redemption,” the notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series A preferred shares called for redemption at such holder’s address as it appears on our share transfer records and will state the following:

•	the redemption date;
•	the number of Series A preferred shares to be redeemed;
•	the redemption price;
•	the place or places where certificates (if any) for the Series A preferred shares are to be surrendered for payment of the redemption price;
•	that dividends on the Series A preferred shares to be redeemed will cease to accumulate on the redemption date;
•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption;”
•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of Series A preferred shares being so called for redemption will not be able to tender such Series A preferred shares for conversion in connection with the Change of Control and that each Series A preferred share tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If less than all of the Series A preferred shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A preferred shares held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A preferred shares, except as to the holder to whom notice was defective or not given.

Holders of Series A preferred shares to be redeemed must surrender such Series A preferred shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends thereon payable upon the redemption following the surrender. If notice of redemption of any Series A preferred shares has been given and if we have irrevocably set apart for payment the funds necessary for redemption in trust for the benefit of the holders of such Series A preferred shares so called for redemption, then, from and after the redemption date (unless we default in providing for the payment of the redemption price therefor plus accumulated and unpaid dividends thereon, if any), dividends will cease to accumulate on those Series A preferred shares, those Series A preferred shares will no longer be deemed outstanding and all rights of the holders of those Series A preferred shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends thereon, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends thereon, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A preferred shares are to be redeemed, the Series A preferred shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of our shares of beneficial interest, other than a holder that has received an exemption from the applicable ownership limitation, would have actual or constructive ownership of more than 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest or would violate any other restriction on ownership and transfer of our shares set forth in our declaration of trust because a holder’s Series A preferred shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in our declaration of trust, we will redeem the requisite number of shares of such holder such that no holder will own in excess of the applicable ownership limitation or restriction subsequent to such redemption.

Immediately prior to any redemption of Series A preferred shares, we shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A preferred shares at the close of business on such dividend record date will be entitled to the dividend payable on such Series A preferred shares on the corresponding dividend payment date notwithstanding the redemption of such Series A preferred shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A preferred shares to be redeemed.

Unless full cumulative dividends on all Series A preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no Series A preferred shares may be redeemed unless all outstanding Series A preferred shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series A preferred shares (except by converting them into or exchanging them for our common shares or other shares of beneficial interest ranking junior to the Series A preferred shares as to dividends and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition by us of Series A preferred shares pursuant to the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A preferred shares.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series A preferred shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series A preferred shares held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to Series A preferred shares that are not called for redemption) to convert some or all of the Series A preferred shares held by such holder (which we refer to as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series A preferred share to be converted (which we refer to as the “Common Share Conversion Consideration”) equal to the lesser of:

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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series A preferred share plus the amount of any accumulated and unpaid dividends (whether or not earned or declared) thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series A preferred shares, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum), by (ii) the Common Share Price, as defined below (such quotient, the “Conversion Rate”); and

•	2.95858, or the Share Cap, subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of Series A preferred shares at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those Series A preferred shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Series A preferred shares to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares to existing holders of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding immediately after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap multiplied by the aggregate number of Series A preferred shares issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common shares are or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A preferred shares will receive upon conversion of such Series A preferred shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Share Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding common shares that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding common shares that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional common shares upon the conversion of the Series A preferred shares in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional common shares based upon the Common Share Price used in determining the Common Share Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all Series A preferred shares pursuant to the redemption provisions described above, we will provide to holders of Series A preferred shares a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;
•	the date of the Change of Control;
•	the last date on which the holders of Series A preferred shares may exercise their Change of Control Conversion Right;
•	the method and period for calculating the Common Share Price;
•	the Change of Control Conversion Date;
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that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any Series A preferred shares, holders will not be able to convert the Series A preferred shares called for redemption and such Series A preferred shares will be redeemed on the related redemption date, even if such Series A preferred shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A preferred share;
•	the name and address of the paying agent, transfer agent and conversion agent for the Series A preferred shares;
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the procedures that the holders of Series A preferred shares must follow to exercise the Change of Control Conversion Right (including procedures for surrendering Series A preferred shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series A preferred shares may withdraw Series A preferred shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A preferred shares.

To exercise the Change of Control Conversion Right, the holders of Series A preferred shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series A preferred shares to be converted, duly endorsed for transfer (or, in the case of any Series A preferred shares held through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the Series A preferred shares to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;
•	the number of Series A preferred shares to be converted; and
•	that the Series A preferred shares are to be converted pursuant to the applicable provisions of the Series A preferred shares.

The “Change of Control Conversion Date” is the date the Series A preferred shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A preferred shares.

The “Common Share Price” is (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per common share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per common share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common shares are not then listed for trading on a U.S. securities exchange.

Holders of Series A preferred shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn Series A preferred shares;
•	if certificated Series A preferred shares have been surrendered for conversion, the certificate numbers of the withdrawn Series A preferred shares; and
•	the number of Series A preferred shares, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any Series A preferred shares are held through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series A preferred shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the Series A preferred shares, as described above under “—Redemption,” in which case only the Series A preferred shares properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem Series A preferred shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A preferred shares will not be so converted and the holders of such Series A preferred shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any common shares or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable U.S. federal and state securities laws and stock exchange rules in connection with any conversion of the Series A preferred shares into our common shares or other securities or other property. Notwithstanding any other provision of the Series A preferred shares, no holder of Series A preferred shares will be entitled to convert such Series A preferred shares into our common shares to the extent that receipt of our common shares would cause such holder (or any other person) to exceed the share ownership limits (as defined below) or violate any other restriction on ownership and transfer of our shares of beneficial interest contained in our declaration of trust, unless we provide an exemption from the applicable limitation to such holder.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Except as provided above in connection with a Change of Control, the Series A preferred shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series A preferred shares do not have any voting rights, except as set forth below.

Whenever dividends on any Series A preferred shares are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of trustees constituting our board of trustees will be automatically increased by two (if not already increased by two by reason of the election of trustees by the holders of Series B preferred shares, Series C preferred shares or shares of any other class or series of our preferred shares we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A preferred shares are entitled to vote together as a single class with respect to the election of those two trustees) and the holders of Series A preferred shares and the holders of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares in the election of those two trustees, including, if applicable, the Series B preferred shares and Series C preferred shares, voting together as a single class, will be entitled to vote for the election of those two additional trustees at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding Series A preferred shares or by the holders of shares of any other class or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares in the election of those two trustees, including, if applicable, the Series B preferred shares and Series C preferred shares (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting, until all dividends accumulated on the Series A preferred shares for all past dividend periods and the then-current dividend period shall have been fully paid. In that case, the right of holders of the Series A preferred shares to elect any trustees will cease and, unless there are outstanding shares of any other class or series of our preferred shares that we may issue upon which like voting rights have been conferred and remain exercisable, the term of office of any trustees elected by holders of the Series A preferred shares shall immediately terminate and the number of trustees constituting the board of trustees shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of trustees elected by holders of the Series A preferred shares and shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the holders of Series A preferred shares in the election of such trustees pursuant to these voting rights, including, if applicable, the Series B preferred shares and the Series C preferred shares, exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series A preferred shares as described above, then the holders of record of at least 25% of the outstanding Series A preferred shares may designate a holder to call the meeting at our expense. In no event will the holders of Series A preferred shares be entitled to nominate or elect a trustee if such individual’s election as a trustee would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares of beneficial interest is listed.

On each matter on which holders of Series A preferred shares are entitled to vote, each Series A preferred share will entitle the holder thereof to cast one vote, except that when the holders of shares of any other class or series of our preferred shares that we may issue have the right to vote together with the holders of Series A preferred shares as a single class on any matter, the holders of Series A preferred shares and the shares of each such other class or series will be entitled to cast one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series A preferred shares are exercisable, any vacancy in the office of a trustee elected by the holders of the Series A preferred shares and any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable, including, if applicable, the Series B preferred shares and the Series C preferred shares, shall occur, then such vacancy may be filled only by the remaining such trustee or by the holders of the outstanding Series A preferred shares and shares of any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares in the election of such trustees, including, if applicable, the Series B preferred shares and the Series C preferred shares.

So long as any Series A preferred shares remain outstanding, we will not, without the approval of the holders of at least two-thirds of the outstanding Series A preferred shares and shares of all other classes and series of preferred shares ranking on a parity with the Series A preferred shares that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares on such matters, including, if applicable, the Series B preferred shares and the Series C preferred shares, voting together as a single class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series A preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into shares of such a class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of such a class or series; or (b) amend, alter or repeal the provisions of our declaration of trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A preferred shares (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series A preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series A preferred shares; and provided, further, that any increase in the amount of the authorized common shares or preferred shares, including the Series A preferred shares, or the creation or issuance of any additional Series A preferred shares or other class or series of preferred shares that we may issue, or any increase in the amount of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series A preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of Series B preferred shares, Series C preferred shares or any other parity preferred shares will not be entitled to vote together as a single class with the holders of Series A preferred shares on any amendment, alteration or repeal of our declaration of trust unless such action affects the holders of the Series A preferred shares, the Series B preferred shares, the Series C preferred shares and such parity preferred shares equally.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such approval would otherwise be required is effected, all outstanding Series A preferred shares have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series A preferred shares will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any trust action. The holders of Series A preferred shares will have exclusive voting rights on any amendment to our declaration of trust that would alter the contract rights, as expressly set forth in the declaration of trust, of only the Series A preferred shares.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series A preferred shares are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A preferred shares, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10‑K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A preferred shares. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series A preferred shares within 15 days after the respective dates by which an annual report on Form 10‑K or a quarterly report on Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights

No holders of the Series A preferred shares will, as holders of Series A preferred shares, have any preemptive rights to purchase or subscribe for our common shares or any of our other securities.

Series B Preferred Shares

Capitalized terms not defined in this section shall have the meaning ascribed to them under “Series A Preferred Shares”.

Maturity

The Series B preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series B preferred shares will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series B preferred shares.

Ranking

The Series B preferred shares rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common shares and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;
(2)

on a parity with the Series A preferred shares, the Series C preferred shares and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series B preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)

junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4)

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to the indebtedness and other liabilities and preferred equity of our existing and future subsidiaries.

The term “equity securities” does not include convertible or exchangeable debt securities.

Dividends

Holders of Series B preferred shares are entitled to receive, when, as and if authorized by our board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends (i) from, and including, the date of original issuance to, but not including, June 15, 2024 (the “fixed rate period”), at a fixed rate equal to 8.00% per annum based on the $25.00 per share liquidation preference, or $2.00 per share; and (ii) from, and including, June 15, 2024 and thereafter (the “floating rate period”), at a floating rate equal to three-month LIBOR (as defined below) as calculated on each applicable dividend determination date (as defined below) plus a spread of 5.99% per annum based on the $25.00 per share liquidation preference.

Dividends on the Series B preferred shares accumulate daily and are cumulative from, and including, the date of original issuance or, if later, the latest dividend payment date (as defined below) to which dividends have been paid in full (or declared and the record date for determining shareholders entitled to payment thereof has passed) and are payable quarterly in arrears on the 15th day of each March, June, September and December (each, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary setting forth the terms of the Series B preferred shares, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day.

Dividends payable on the Series B preferred shares during the fixed rate period, including dividends payable for any partial dividend period, are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B preferred shares during the floating rate period, including dividends payable for any partial dividend period, will be computed based on the actual number of days and a 360-day year. Dividends are payable to holders of record as they appear in our share transfer records for the Series B preferred shares at the close of business on the applicable dividend record date, which shall be the 1st day of the calendar month, whether or not a business day, in which the applicable dividend payment date occurs (each, a “dividend record date”).

For each dividend period during the floating rate period, LIBOR (the London interbank offered rate) (“three-month LIBOR”) will be determined by us, as of the applicable dividend determination date, in accordance with the following provisions:

•

LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant dividend determination date; or

•

if no such rate appears on “Reuters page LIBOR01” or if the “Reuters page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant dividend determination date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable dividend period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the dividend determination date for the applicable dividend period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the three-month LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the three-month LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that dividend determination date for such dividend period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such dividend period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If fewer than three New York, New York banks selected by us quote rates in the manner described above, the three-month LIBOR for the applicable dividend period will be the same as for the immediately preceding dividend period, or, if there was no such dividend period, the dividend shall be calculated at the dividend rate in effect for the immediately preceding dividend period.

“Dividend determination date” means the London business day (as defined below) immediately preceding the first date of the applicable dividend period.

“Dividend period” means the period from, and including, a dividend payment date to, but not including, the next succeeding dividend payment date.

“London business day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reuters page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

No dividends on the Series B preferred shares may be authorized by our board of trustees or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series B preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B preferred shares which may be in arrears, and holders of the Series B preferred shares will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B preferred shares will first be credited against the earliest accumulated but unpaid dividend due with respect to those Series B preferred shares.

Except as described in the next paragraph, unless full cumulative dividends on all Series B preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, (i) no dividends (other than dividends paid in common shares or in any class or series of preferred shares that we may issue ranking junior to the Series B preferred shares as to dividends and upon liquidation) may be paid or declared and set apart for payment upon our common shares, Series A preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series B preferred shares as to dividends or upon liquidation, (ii) no other distribution (other than a repurchase that is considered a distribution as to which clause (iii) would apply) may be paid or declared and set apart for payment upon common shares, Series A preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series B preferred shares as to dividends or upon liquidation and (iii) no common shares, Series A preferred shares, Series C preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series B preferred shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except, in the case of clause (iii), by conversion into or exchange for common shares or any other class or series of shares of beneficial interest that we may issue ranking junior to the Series B preferred shares as to dividends and upon liquidation, and except that none of the foregoing nor the restriction described in the following paragraph will prevent the purchase or acquisition by us of shares of any class or series of shares of beneficial interest pursuant to (A) the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or (B) a purchase or exchange offer made on the same terms to holders of all outstanding Series B preferred shares, Series A preferred shares and Series C preferred shares and holders of all other outstanding shares of any class or series of preferred shares that we may issue ranking on parity with the Series B preferred shares as to dividends or upon liquidation, or a redemption, purchase or other acquisition of common shares made for purposes of and in compliance with the requirements of an employee incentive or benefit plan of ours or any of our subsidiaries.

When dividends are not so paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series B preferred shares, the Series A preferred shares, the Series C preferred shares and any other class or series of preferred shares that we may issue ranking on a parity as to dividends with the Series B preferred shares, except as described in the above paragraph, all dividends declared upon the Series B preferred shares, the Series A preferred shares, the Series C preferred shares and such other class or series of preferred shares must be declared pro rata so that the amount of dividends declared per Series B preferred share, per Series A preferred share, per Series C preferred share and per share on such other class or series of preferred shares will in all cases bear to each other the same ratio that accumulated dividends per Series B preferred share, per Series A preferred share, per Series C preferred share and per share on such other class or series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B preferred shares which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series B preferred shares will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of shares of any class or series of our shares of beneficial interest ranking senior to the Series B preferred shares with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets upon liquidation, dissolution or winding up is made to holders of our common shares or any other class or series of our shares of beneficial interest we may issue ranking junior to the Series B preferred shares as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series B preferred shares and the corresponding amounts payable on shares of all other classes or series of our shares of beneficial interest ranking on a parity with the Series B preferred shares in the distribution of assets, including the Series A preferred shares and the Series C preferred shares, then the holders of the Series B preferred shares, the Series A preferred shares, the Series C preferred shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series B preferred shares will be entitled to written notice of any such payment upon our voluntary or involuntary liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B preferred shares will have no right or claim to any of our remaining assets.

The consolidation or merger of our company with or into any other real estate investment trust, corporation or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our company (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption

The Series B preferred shares are not redeemable by us prior to June 15, 2024, except as described below under “—Special Optional Redemption” and except that, as provided in our declaration of trust, we may purchase or redeem Series B preferred shares prior to that date in connection with our qualification as a REIT for U.S. federal income tax purposes.

Optional Redemption. On and after June 15, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B preferred shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the Series B preferred shares (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series B preferred shares will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the Series B preferred shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series B preferred shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares of beneficial interest entitling that person to exercise more than 50% of the total voting power of all our shares of beneficial interest entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of our company or such an acquiring or surviving entity, has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series B preferred shares pursuant to our optional redemption right described under “—Optional Redemption” or our special optional redemption right described under “—Special Optional Redemption,” the notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series B preferred shares called for redemption at such holder’s address as it appears on our share transfer records and will state the following:

•	the redemption date;
•	the number of Series B preferred shares to be redeemed;
•	the redemption price;
•	the place or places where certificates (if any) for the Series B preferred shares are to be surrendered for payment of the redemption price;

•	that dividends on the Series B preferred shares to be redeemed will cease to accumulate on the redemption date;
•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption;”
•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of Series B preferred shares being so called for redemption will not be able to tender such Series B preferred shares for conversion in connection with the Change of Control and that each Series B preferred share tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If less than all of the Series B preferred shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B preferred shares held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B preferred shares, except as to the holder to whom notice was defective or not given.

Holders of Series B preferred shares to be redeemed must surrender such Series B preferred shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends thereon payable upon the redemption following the surrender. If notice of redemption of any Series B preferred shares has been given and if we have irrevocably set apart for payment the funds necessary for redemption in trust for the benefit of the holders of such Series B preferred shares so called for redemption, then, from and after the redemption date (unless we default in providing for the payment of the redemption price therefor plus accumulated and unpaid dividends thereon, if any), dividends will cease to accumulate on those Series B preferred shares, those Series B preferred shares will no longer be deemed outstanding and all rights of the holders of those Series B preferred shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends thereon, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends thereon, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series B preferred shares are to be redeemed, the Series B preferred shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of our shares of beneficial interest, other than a holder that has received an exemption from the applicable ownership limitation, would have actual or constructive ownership of more than 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest or would violate any other restriction on ownership and transfer of our shares set forth in our declaration of trust because a holder’s Series B preferred shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in our declaration of trust, we will redeem the requisite number of shares of such holder such that no holder will own in excess of the applicable ownership limitation or restriction subsequent to such redemption.

Immediately prior to any redemption of Series B preferred shares, we shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series B preferred shares at the close of business on such dividend record date will be entitled to the dividend payable on such Series B preferred shares on the corresponding dividend payment date notwithstanding the redemption of such Series B preferred shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B preferred shares to be redeemed.

Unless full cumulative dividends on all Series B preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no Series B preferred shares may be redeemed unless all outstanding Series B preferred shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series B preferred shares (except by converting them into or exchanging them for our common shares or other shares of beneficial interest ranking junior to the Series B preferred shares as to dividends and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition by us of Series B preferred shares pursuant to the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B preferred shares.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series B preferred shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series B preferred shares held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to Series B preferred shares that are not called for redemption) to convert some or all of the Series B preferred shares held by such holder (which we refer to as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series B preferred share to be converted (which we refer to as the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series B preferred share plus the amount of any accumulated and unpaid dividends (whether or not earned or declared) thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series B preferred shares, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum), by (ii) the Common Share Price, as defined below (such quotient, the “Conversion Rate”); and

•	2.72777, or the Share Cap, subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of Series B preferred shares at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those Series B preferred shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Series B preferred shares to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares to existing holders of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding immediately after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap multiplied by the aggregate number of Series B preferred shares issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common shares are or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B preferred shares will receive upon conversion of such Series B preferred shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Share Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding common shares that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding common shares that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional common shares upon the conversion of the Series B preferred shares in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional common shares based upon the Common Share Price used in determining the Common Share Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all Series B preferred shares pursuant to the redemption provisions described above, we will provide to holders of Series B preferred shares a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;
•	the date of the Change of Control;
•	the last date on which the holders of Series B preferred shares may exercise their Change of Control Conversion Right;
•	the method and period for calculating the Common Share Price;
•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any Series B preferred shares, holders will not be able to convert the Series B preferred shares called for redemption and such Series B preferred shares will be redeemed on the related redemption date, even if such Series B preferred shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B preferred share;
•	the name and address of the paying agent, transfer agent and conversion agent for the Series B preferred shares;
•

the procedures that the holders of Series B preferred shares must follow to exercise the Change of Control Conversion Right (including procedures for surrendering Series B preferred shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series B preferred shares may withdraw Series B preferred shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B preferred shares.

To exercise the Change of Control Conversion Right, the holders of Series B preferred shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series B preferred shares to be converted, duly endorsed for transfer (or, in the case of any Series B preferred shares held through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the Series B preferred shares to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;
•	the number of Series B preferred shares to be converted; and
•	that the Series B preferred shares are to be converted pursuant to the applicable provisions of the Series B preferred shares.

The “Change of Control Conversion Date” is the date the Series B preferred shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B preferred shares.

The “Common Share Price” is (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per common share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per common share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common shares are not then listed for trading on a U.S. securities exchange.

Holders of Series B preferred shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn Series B preferred shares;
•	if certificated Series B preferred shares have been surrendered for conversion, the certificate numbers of the withdrawn Series B preferred shares; and
•	the number of Series B preferred shares, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any Series B preferred shares are held through DTC or a Depositary, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series B preferred shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the Series B preferred shares, as described above under “—Redemption,” in which case only the Series B preferred shares properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem Series B preferred shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series B preferred shares will not be so converted and the holders of such Series B preferred shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any common shares or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable U.S. federal and state securities laws and stock exchange rules in connection with any conversion of the Series B preferred shares into our common shares or other securities or other property. Notwithstanding any other provision of the Series B preferred shares, no holder of Series B preferred shares will be entitled to convert such Series B preferred shares into our common shares to the extent that receipt of our common shares would cause such holder (or any other person) to exceed the share ownership limits (as defined below) or violate any other restriction on ownership and transfer of our shares of beneficial interest contained in our declaration of trust, unless we provide an exemption from the applicable limitation to such holder.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Except as provided above in connection with a Change of Control, the Series B preferred shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series B preferred shares do not have any voting rights, except as set forth below.

Whenever dividends on any Series B preferred shares are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of trustees constituting our board of trustees will be automatically increased by two (if not already increased by two by reason of the election of trustees by the holders of Series A preferred shares, Series C preferred shares or shares of any other class or series of our preferred shares we may issue upon which like voting rights have been conferred and are exercisable and with which the Series B preferred shares are entitled to vote together as a single class with respect to the election of those two trustees) and the holders of outstanding Series B preferred shares and the holders of shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares in the election of those two trustees, including, if applicable, the Series A preferred shares and the Series C preferred shares, voting together as a single class, will be entitled to vote for the election of those two additional trustees at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding Series B preferred shares or by the holders of shares of any other class or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares in the election of those two trustees, including, if applicable, the Series A preferred shares and the Series C preferred shares (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting, until all dividends accumulated on the Series B preferred shares for all past dividend periods and the then-current dividend period shall have been fully paid. In that case, the right of holders of the Series B preferred shares to elect any trustees will cease and, unless there are outstanding shares of any other class or series of our preferred shares that we may issue upon which like voting rights have been conferred and remain exercisable, the term of office of any trustees elected by holders of the Series B preferred shares shall immediately terminate and the number of trustees constituting the board of trustees shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of trustees elected by holders of the Series B preferred shares and shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the holders of Series B preferred shares in the election of such trustees pursuant to these voting rights, including, if applicable, the Series A preferred shares and the Series C preferred shares, exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series B preferred shares as described above, then the holders of record of at least 25% of the outstanding Series B preferred shares may designate a holder to call the meeting at our expense. In no event will the holders of Series B preferred shares be entitled to nominate or elect a trustee if such individual’s election as a trustee would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares of beneficial interest is listed.

On each matter on which holders of Series B preferred shares are entitled to vote, each Series B preferred share will entitle the holder thereof to cast one vote, except that when the holders of shares of any other class or series of our preferred shares that we may issue have the right to vote together with the holders of Series B preferred shares as a single class on any matter, the holders of the Series B preferred shares and the shares of each such other class or series will be entitled to cast one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series B preferred shares are exercisable, any vacancy in the office of a trustee elected by the holders of the Series B preferred shares and any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable, including, if applicable, the Series A preferred shares and the Series C preferred shares, shall occur, then such vacancy may be filled only by the remaining such trustee or by the holders of the outstanding Series B preferred shares and shares of any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares in the election of such trustees, including, if applicable, the Series A preferred shares and the Series C preferred shares.

So long as any Series B preferred shares remain outstanding, we will not, without the approval of the holders of at least two-thirds of the outstanding Series B preferred shares and all other classes and series of preferred shares ranking on a parity with the Series B preferred shares that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares on such matters, including, if applicable, the Series A preferred shares and the Series C preferred shares, voting together as a single class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series B preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into shares of such a class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of such a class or series; or (b) amend, alter or repeal the provisions of our declaration of trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B preferred shares (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series B preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series B preferred shares; and provided, further, that any increase in the amount of the authorized common shares or preferred shares, including the Series B preferred shares, or the creation or issuance of any additional Series B preferred shares or other class or series of preferred shares that we may issue, or any increase in the amount of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series B preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of Series A preferred shares, the Series C preferred shares or any other parity preferred shares will not be entitled to vote together as a single class with the holders of Series B preferred shares on any amendment, alteration or repeal of our declaration of trust unless such action affects the holders of the Series B preferred shares, the Series A preferred shares, the Series C preferred shares and such parity preferred shares equally.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such approval would otherwise be required is effected, all outstanding Series B preferred shares have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series B preferred shares will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any trust action. The holders of Series B preferred shares will have exclusive voting rights on any amendment to our declaration of trust that would alter the contract rights, as expressly set forth in the declaration of trust, of only the Series B preferred shares.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series B preferred shares are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B preferred shares, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10‑K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B preferred shares. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series B preferred shares within 15 days after the respective dates by which an annual report on Form 10‑K or a quarterly report on Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights

No holders of the Series B preferred shares will, as holders of Series B preferred shares, have any preemptive rights to purchase or subscribe for our common shares or any of our other securities.

Series C Preferred Shares

Capitalized terms not defined in this section shall have the meaning ascribed to them under “Series A Preferred Shares”.

Maturity

The Series C preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series C preferred shares will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series C preferred shares.

Ranking

The Series C preferred shares rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common shares and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;
(2)

on a parity with the Series A preferred shares, the Series B preferred shares and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series C preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)	junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series C preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and
(4)

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to the indebtedness and other liabilities and preferred equity of our existing and future subsidiaries.

The term “equity securities” does not include convertible or exchangeable debt securities.

Dividends

Holders of Series C preferred shares are entitled to receive, when, as and if authorized by our board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 6.75% per annum of the $25.00 per share liquidation preference (equivalent of $1.6875 per annum per share).

Dividends on the Series C preferred shares accumulate daily and are cumulative from, and including, the date of original issuance or, if later, the latest dividend payment date (as defined below) to which dividends have been paid in full (or declared and the record date for determining shareholders entitled to payment thereof has passed) and are payable quarterly in arrears on the 15th day of each March, June, September and December (each, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary setting forth the terms of the Series C preferred shares, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day.

Dividends payable on the Series C preferred shares are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear in our share transfer records for the Series C preferred shares at the close of business on the applicable dividend record date, which shall be the 1st day of the calendar month, whether or not a business day, in which the applicable dividend payment date occurs (each, a “dividend record date”).

No dividends on the Series C preferred shares may be authorized by our board of trustees or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series C preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C preferred shares which may be in arrears, and holders of the Series C preferred shares will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C preferred shares will first be credited against the earliest accumulated but unpaid dividend due with respect to those Series C preferred shares.

Except as described in the next paragraph, unless full cumulative dividends on all Series C preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, (i) no dividends (other than dividends paid in common shares or in any class or series of preferred shares that we may issue ranking junior to the Series C preferred shares as to dividends and upon liquidation) may be paid or declared and set apart for payment upon our common shares, Series A preferred shares, Series B preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series C preferred shares as to dividends or upon liquidation, (ii) no other distribution (other than a repurchase that is considered a distribution as to which clause (iii) would apply) may be paid or declared and set apart for payment upon common shares, Series A preferred shares, Series B preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series C preferred shares as to dividends or upon liquidation and (iii) no common shares, Series A preferred shares, Series B preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series C preferred shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except, in the case of clause (iii), by conversion into or exchange for common shares or any other class or series of shares of beneficial interest that we may issue ranking junior to the Series C preferred shares as to dividends and upon liquidation, and except that none of the foregoing nor the restriction described in the following paragraph will prevent the purchase or acquisition by us of shares of any class or series of shares of beneficial interest pursuant to (A) the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or (B) a purchase or exchange offer made on the same terms to holders of all outstanding Series C preferred shares, Series A preferred shares and Series B preferred shares and holders of all other outstanding shares of any class or series of preferred shares that we may issue ranking on parity with the Series C preferred shares as to dividends or upon liquidation, or a redemption, purchase or other acquisition of common shares made for purposes of and in compliance with the requirements of an employee incentive or benefit plan of ours or any of our subsidiaries.

When dividends are not so paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series C preferred shares, the Series A preferred shares, the Series B preferred shares and any other class or series of preferred shares that we may issue ranking on a parity as to dividends with the Series C preferred shares, except as described in the above paragraph, all dividends declared upon the Series C preferred shares, the Series A preferred shares, the Series B preferred shares and such other class or series of preferred shares must be declared pro rata so that the amount of dividends declared per Series C preferred share, per Series A preferred share, per Series B preferred share and per share on such other class or series of preferred shares will in all cases bear to each other the same ratio that accumulated dividends per Series C preferred share, per Series A preferred share, per Series B preferred share and per share on such other class or series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C preferred shares which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series C preferred shares will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of shares of any class or series of our shares of beneficial interest ranking senior to the Series C preferred shares with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets upon liquidation, dissolution or winding up is made to holders of our common shares or any other class or series of our shares of beneficial interest we may issue ranking junior to the Series C preferred shares as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series C preferred shares and the corresponding amounts payable on shares of all other classes or series of our shares of beneficial interest ranking on a parity with the Series C preferred shares in the distribution of assets, including the Series A preferred shares and the Series B preferred shares, then the holders of the Series C preferred shares, the Series A preferred shares, the Series B preferred shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series C preferred shares will be entitled to written notice of any such payment upon our voluntary or involuntary liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C preferred shares will have no right or claim to any of our remaining assets.

The consolidation or merger of our company with or into any other real estate investment trust, corporation or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our company (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption

The Series C preferred shares are not redeemable by us prior to August 24, 2026, except as described below under “—Special Optional Redemption” and except that, as provided in our declaration of trust, we may purchase or redeem Series C preferred shares prior to that date in connection with our qualification as a REIT for U.S. federal income tax purposes.

Optional Redemption. On and after August 24, 2026, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C preferred shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the Series C preferred shares (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series C preferred shares will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the Series C preferred shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C preferred shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares of beneficial interest entitling that person to exercise more than 50% of the total voting power of all our shares of beneficial interest entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of our company or such an acquiring or surviving entity, has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series C preferred shares pursuant to our optional redemption right described under “—Optional Redemption” or our special optional redemption right described under “—Special Optional Redemption,” the notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series C preferred shares called for redemption at such holder’s address as it appears on our share transfer records and will state the following:

•	the redemption date;
•	the number of Series C preferred shares to be redeemed;
•	the redemption price;
•	the place or places where certificates (if any) for the Series C preferred shares are to be surrendered for payment of the redemption price;
•	that dividends on the Series C preferred shares to be redeemed will cease to accumulate on the redemption date;
•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption;”
•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of Series C preferred shares being so called for redemption will not be able to tender such Series C preferred shares for conversion in connection with the Change of Control and that each Series C preferred share tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If less than all of the Series C preferred shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series C preferred shares held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C preferred shares, except as to the holder to whom notice was defective or not given.

Holders of Series C preferred shares to be redeemed must surrender such Series C preferred shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends thereon payable upon the redemption following the surrender. If notice of redemption of any Series C preferred shares has been given and if we have irrevocably set apart for payment the funds necessary for redemption in trust for the benefit of the holders of such Series C preferred shares so called for redemption, then, from and after the redemption date (unless we default in providing for the payment of the redemption price therefor plus accumulated and unpaid dividends thereon, if any), dividends will cease to accumulate on those Series C preferred shares, those Series C preferred shares will no longer be deemed outstanding and all rights of the holders of those Series C preferred shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends thereon, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends thereon, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series C preferred shares are to be redeemed, the Series C preferred shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of our shares of beneficial interest, other than a holder that has received an exemption from the applicable ownership limitation, would have actual or constructive ownership of more than 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest or would violate any other restriction on ownership and transfer of our shares set forth in our declaration of trust because a holder’s Series C preferred shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in our declaration of trust, we will redeem the requisite number of shares of such holder such that no holder will own in excess of the applicable ownership limitation or restriction subsequent to such redemption.

Immediately prior to any redemption of Series C preferred shares, we shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series C preferred shares at the close of business on such dividend record date will be entitled to the dividend payable on such Series C preferred shares on the corresponding dividend payment date notwithstanding the redemption of such Series C preferred shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C preferred shares to be redeemed.

Unless full cumulative dividends on all Series C preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no Series C preferred shares may be redeemed unless all outstanding Series C preferred shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series C preferred shares (except by converting them into or exchanging them for our common shares or other shares of beneficial interest ranking junior to the Series C preferred shares as to dividends and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition by us of Series C preferred shares pursuant to the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C preferred shares.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series C preferred shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series C preferred shares held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to Series C preferred shares that are not called for redemption) to convert some or all of the Series C preferred shares held by such holder (which we refer to as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series C preferred share to be converted (which we refer to as the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series C preferred share plus the amount of any accumulated and unpaid dividends (whether or not earned or declared) thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C preferred shares, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum), by (ii) the Common Share Price, as defined below (such quotient, the “Conversion Rate”); and

•	2.65534, or the Share Cap, subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of Series C preferred shares at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those Series C preferred shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Series C preferred shares to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares to existing holders of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding immediately after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap multiplied by the aggregate number of Series C preferred shares issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common shares are or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series C preferred shares will receive upon conversion of such Series C preferred shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Share Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding common shares that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding common shares that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional common shares upon the conversion of the Series C preferred shares in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional common shares based upon the Common Share Price used in determining the Common Share Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all Series C preferred shares pursuant to the redemption provisions described above, we will provide to holders of Series C preferred shares a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;
•	the date of the Change of Control;
•	the last date on which the holders of Series C preferred shares may exercise their Change of Control Conversion Right;
•	the method and period for calculating the Common Share Price;
•	the Change of Control Conversion Date;
•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any Series C preferred shares, holders will not be able to convert the Series C preferred shares called for redemption and such Series C preferred shares will be redeemed on the related redemption date, even if such Series C preferred shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series C preferred share;
•	the name and address of the paying agent, transfer agent and conversion agent for the Series C preferred shares;
•

the procedures that the holders of Series C preferred shares must follow to exercise the Change of Control Conversion Right (including procedures for surrendering Series C preferred shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series C preferred shares may withdraw Series C preferred shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C preferred shares.

To exercise the Change of Control Conversion Right, the holders of Series C preferred shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series C preferred shares to be converted, duly endorsed for transfer (or, in the case of any Series C preferred shares held through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the Series C preferred shares to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;
•	the number of Series C preferred shares to be converted; and
•	that the Series C preferred shares are to be converted pursuant to the applicable provisions of the Series C preferred shares.

The “Change of Control Conversion Date” is the date the Series C preferred shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C preferred shares.

The “Common Share Price” is (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per common share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per common share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common shares are not then listed for trading on a U.S. securities exchange.

Holders of Series C preferred shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn Series C preferred shares;
•	if certificated Series C preferred shares have been surrendered for conversion, the certificate numbers of the withdrawn Series C preferred shares; and
•	the number of Series C preferred shares, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any Series C preferred shares are held through DTC or a Depositary, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series C preferred shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the Series C preferred shares, as described above under “—Redemption,” in which case only the Series C preferred shares properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem Series C preferred shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series C preferred shares will not be so converted and the holders of such Series C preferred shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any common shares or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable U.S. federal and state securities laws and stock exchange rules in connection with any conversion of the Series C preferred shares into our common shares or other securities or other property. Notwithstanding any other provision of the Series C preferred shares, no holder of Series C preferred shares will be entitled to convert such Series C preferred shares into our common shares to the extent that receipt of our common shares would cause such holder (or any other person) to exceed the share ownership limits (as defined below) or violate any other restriction on ownership and transfer of our shares of beneficial interest contained in our declaration of trust, unless we provide an exemption from the applicable limitation to such holder.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Except as provided above in connection with a Change of Control, the Series C preferred shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series C preferred shares do not have any voting rights, except as set forth below.

Whenever dividends on any Series C preferred shares are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of trustees constituting our board of trustees will be automatically increased by two (if not already increased by two by reason of the election of trustees by the holders of Series A preferred shares, Series B preferred shares or shares of any other class or series of our preferred shares we may issue upon which like voting rights have been conferred and are exercisable and with which the Series C preferred shares are entitled to vote together as a single class with respect to the election of those two trustees) and the holders of outstanding Series C preferred shares and the holders of shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C preferred shares in the election of those two trustees, including, if applicable, the Series A preferred shares and the Series B preferred shares, voting together as a single class, will be entitled to vote for the election of those two additional trustees at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding Series C preferred shares and by the holders of shares of any other class or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C preferred shares in the election of those two trustees, including, if applicable, the Series A preferred shares and the Series B preferred shares (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting, until all dividends accumulated on the Series C preferred shares for all past dividend periods and the then-current dividend period shall have been fully paid. In that case, the right of holders of the Series C preferred shares to elect any trustees will cease and, unless there are outstanding shares of any other class or series of our preferred shares that we may issue upon which like voting rights have been conferred and remain exercisable, the term of office of any trustees elected by holders of the Series C preferred shares shall immediately terminate and the number of trustees constituting the board of trustees shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of trustees elected by holders of the Series C preferred shares and shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the holders of Series C preferred shares in the election of such trustees pursuant to these voting rights, including, if applicable, the Series A preferred shares and the Series B preferred shares, exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series C preferred shares and the holders of preferred shares of any other class or series which are entitled to vote together as a single class with the Series C preferred shares as described above, then the holders of record of at least 25% of the outstanding Series C preferred shares and other outstanding preferred shares entitled to vote together as a single class with the Series C preferred shares may designate a holder to call the meeting at our expense. In no event will the holders of Series C preferred shares be entitled to nominate or elect a trustee if such individual’s election as a trustee would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares of beneficial interest is listed.

On each matter on which holders of Series C preferred shares are entitled to vote, each Series C preferred share will entitle the holder thereof to cast one vote, except that when the holders of shares of any other class or series of our preferred shares that we may issue have the right to vote together with the holders of Series C preferred shares as a single class on any matter, the holders of the Series C preferred shares and the shares of each such other class or series will be entitled to cast one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series C preferred shares are exercisable, any vacancy in the office of a trustee elected by the holders of the Series C preferred shares and any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable, including, if applicable, the Series A preferred shares and the Series B preferred shares, shall occur, then such vacancy may be filled only by the remaining such trustee or by the holders of the outstanding Series C preferred shares and shares of any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C preferred shares in the election of such trustees, including, if applicable, the Series A preferred shares and the Series B preferred shares.

So long as any Series C preferred shares remain outstanding, we will not, without the approval of the holders of at least two-thirds of the outstanding Series C preferred shares and all other classes and series of preferred shares ranking on a parity with the Series C preferred shares that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C preferred shares on such matters, including, if applicable, the Series A preferred shares and the Series B preferred shares, voting together as a single class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series C preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into shares of such a class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of such a class or series; or (b) amend, alter or repeal the provisions of our declaration of trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C preferred shares (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series C preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series C preferred shares; and provided, further, that any increase in the amount of the authorized common shares or preferred shares, including the Series C preferred shares, or the creation or issuance of any additional Series C preferred shares or other class or series of preferred shares that we may issue, or any increase in the amount of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series C preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of Series A preferred shares, the Series B preferred shares or any other parity preferred shares will not be entitled to vote together as a single class with the holders of Series C preferred shares on any amendment, alteration or repeal of our declaration of trust unless such action affects the holders of the Series C preferred shares, the Series A preferred shares, the Series B preferred shares and such parity preferred shares equally.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such approval would otherwise be required is effected, all outstanding Series C preferred shares have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series C preferred shares will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any trust action. The holders of Series C preferred shares will have exclusive voting rights on any amendment to our declaration of trust that would alter the contract rights, as expressly set forth in the declaration of trust, of only the Series C preferred shares.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series C preferred shares are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series C preferred shares, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10‑K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series C preferred shares. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series C preferred shares within 15 days after the respective dates by which an annual report on Form 10‑K or a quarterly report on Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights

No holders of the Series C preferred shares will, as holders of Series C preferred shares, have any preemptive rights to purchase or subscribe for our common shares or any of our other securities.

Power to Reclassify Our Unissued Shares of Beneficial Interest

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of a class or series of shares that has priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to authorize us to issue such classified or reclassified shares of beneficial interest provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of shares will be available for issuance without further action by our common shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series of shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our declaration of trust contains restrictions on the ownership and transfer of our common shares and other outstanding shares of beneficial interest. The relevant sections of our declaration of trust provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares, which we refer to as the “common share ownership limit,” or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest, which we refer to as the “aggregate share ownership limit.” We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “share ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of beneficial interest owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of beneficial interest), could, nevertheless, cause the acquirer, or another individual or entity, to own constructively in excess of 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest and thereby violate the applicable share ownership limit.

Our board of trustees may, upon receipt of certain representations and undertakings and in its sole discretion, exempt (prospectively or retroactively) any person, in whole or in part, from the share ownership limits and establish a different limit, or “excepted holder limit,” for a particular shareholder if the person’s ownership in excess of the share ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT or result in our shares of beneficial interest being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution). As a condition of its exemption or creation of an excepted holder limit, our board of trustees may, but is not required to, require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of trustees in order to determine or ensure our status as a REIT and may impose any other conditions or restrictions on such a waiver or excepted holder limit as it deems appropriate.

In connection with granting an exemption from the share ownership limits, establishing an excepted holder limit or at any other time, our board of trustees may from time to time increase or decrease one or both of the share ownership limits for all other persons and entities; provided, however, that any decrease in a share ownership limit will not be effective for any person whose percentage of ownership of our shares is in excess of such decreased limit until the person’s percentage of ownership of our shares equals or falls below the decreased limit (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately), but any further acquisition of our shares in excess of such person’s percentage of ownership of our shares will be in violation of the applicable limits; and provided, further, that the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares then outstanding. Prior to the modification of the share ownership limits, our board of trustees may, but is not required to, require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our declaration of trust further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of beneficial interest that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution). Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate the share ownership limits or any of the other restrictions on ownership and transfer of our shares of beneficial interest described above must immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT. The share ownership limits and the other restrictions on ownership and transfer of our shares of beneficial interest will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our declaration of trust, if any transfer of our shares of beneficial interest would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons, such transfer will be void ab initio and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of beneficial interest or any other event would otherwise result in:

•	any person violating the share ownership limits or any applicable excepted holder limit established by our board of trustees; or
•

our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be deemed to be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The deemed transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a deemed transfer to the charitable trust. A person who, but for the deemed transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned.

Any distribution made to the prohibited owner, prior to our discovery that the shares had been deemed to be transferred to the charitable trust as described above, must be repaid to the charitable trustee upon demand for distribution to the beneficiary by the charitable trust. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our declaration of trust, then our declaration of trust provides that the transfer of the shares will be void ab initio. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution authorized but unpaid will be paid when due to the charitable trustee.

Shares of beneficial interest transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of beneficial interest at market price, which is the last sale price reported on the New York Stock Exchange (or other applicable exchange) on the trading day immediately preceding the day of the event that resulted in the transfer of such shares of beneficial interest to the charitable trust, the market price) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the charitable trustee has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the charitable trustee must distribute the net proceeds of the sale to the prohibited owner and any distributions held by the charitable trustee with respect to such shares of beneficial interest must be distributed to the charitable beneficiary.

If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of a transfer of shares to the charitable trust, sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the share ownership limits or the other restrictions on ownership and transfer of our shares described above. After that sale, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the market price) on the trading day immediately preceding the day of the event which resulted in the transfer to the charitable trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the charitable trust for the shares. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that shares of beneficial interest have been transferred to a charitable trust, such shares of beneficial interest are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the charitable trustee upon demand. The prohibited owner has no rights in the shares held by the charitable trust.

The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and
•	to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the beneficiary of the charitable trust.

However, if we have already taken irreversible trust action, then the charitable trustee may not rescind and recast the vote.

If our board of trustees determines that a proposed transfer would violate any of the restrictions on ownership and transfer of our shares of beneficial interest set forth in our declaration of trust, our board of trustees may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of beneficial interest, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, must give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer of our shares. In addition, each shareholder must, upon demand, provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership and transfer restrictions could delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Market Listing

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “PMT.” Our Series A preferred shares are listed on the NYSE under the symbol “PMT/PA.” Our Series B preferred shares are listed on the NYSE under the symbol “PMT/PB.” Our Series C preferred shares are listed on the NYSE under the symbol “PMT/PC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares, our Series A preferred shares, our Series B preferred shares and our Series C preferred shares is Computershare Shareowner Services LLC.

Classification of Board of Trustees

Pursuant to our declaration of trust, our board of trustees is divided into three classes of trustees. Trustees of each class are elected for three-year terms upon the expiration of their current terms, and every year one class of our trustees is elected by our shareholders. We believe that the classification of our board of trustees helps to assure the continuity and stability of our business strategies and policies as determined by our board of trustees. Holders of our common shares do not have the right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees are able to elect all of the successors of the class of trustees whose terms expire at the meeting.

The classified board provision in our declaration of trust could have the effect of making the replacement of incumbent trustees more time consuming and difficult. Two separate meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees could delay, defer or prevent a change of control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Number of Trustees; Vacancies

Our declaration of trust and bylaws provide that the number of our trustees may be established by our board of trustees but may not be more than 15. Our declaration of trust and bylaws currently provide that any vacancy may be filled only by a majority of the remaining trustees. Pursuant to our declaration of trust, we have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law (the “MGCL”) regarding the filling of vacancies on our board of trustees. Accordingly, except as may be provided by our board of trustees in setting the terms of any class or series of shares, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Each of our trustees is elected by our shareholders to serve for the applicable term of the class to which he or she was elected, pursuant to our classified board provisions, and until his or her successor is duly elected and qualifies. A majority of all votes cast “for” or “against,” or affirmatively withheld, in the election of trustees at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee in an uncontested election. A plurality of all votes cast is sufficient to elect a trustee in a contested election. In addition, our corporate governance guidelines require any trustee nominee who fails to receive a majority vote in an uncontested election to promptly tender his or her resignation to our board of trustees. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Trustees

Our declaration of trust provides that, subject to the rights of holders of any class or series of preferred shares, a trustee may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, generally preclude shareholders from (i) removing incumbent trustees except for “cause” and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under certain provisions of the MGCL applicable to Maryland real estate investment trusts, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an “interested shareholder” (generally, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the real estate investment trust) or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust’s shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an “interested shareholder” if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person approved by our board of trustees will be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the real estate investment trust; or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the real estate investment trust. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of shareholders at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a trustee;
•	a requirement that the number of trustees be fixed only by vote of the trustees;
•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and
•	a majority requirement for the calling of a special shareholder-requested meeting of shareholders.

Pursuant to our declaration of trust, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) have a classified board, (2) require the affirmative vote of the shareholders entitled to cast at least two-thirds of all of the votes entitled to be cast generally in the election of trustees to remove any trustee from the board, which removal will be allowed only for cause, (3) vest in the board the exclusive power to fix the number of trusteeships, (4) require that a vacancy on the board be filled only by the remaining trustees and (5) require, unless called by our chairman, chief executive officer, president or the board of trustees, the request of shareholders entitled to cast a majority of the votes entitled to be cast at such meeting on such matter to call a special meeting of shareholders to consider and vote on any matter that may properly be considered by our shareholders.

Meetings of Shareholders

Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any other business properly before the meeting will be held annually after the delivery of our annual report on a date and at the time and place set by our board of trustees. In addition, our chairman, chief executive officer, president or board of trustees may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and accompanied by the information required by our bylaws.

Mergers; Extraordinary Transactions

Under the MRL, a Maryland real estate investment trust generally cannot merge with another entity or convert into another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that such matters may be approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if advised by our board of trustees and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets are held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our shareholders.

Amendment to Our Declaration of Trust and Bylaws

Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust.

Except for amendments to the provisions of our declaration of trust related to (a) the removal of trustees and (b) the vote required to amend the removal provision itself (each of which require the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only if advised by our board of trustees and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Our board of trustees has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Our bylaws also provide shareholders with the concurrent right to amend our bylaws by the affirmative vote of a majority of all votes entitled to be cast on a matter pursuant to a proposal submitted by a group of up to five shareholders holding at least 1% of our outstanding common shares continuously for at least one year, except that our shareholders do not have the power to amend our bylaws to eliminate our board of trustees’ concurrent power to amend our bylaws.

Our Termination

Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by the affirmative vote of a majority of our entire board of trustees and a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to our secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year’s annual meeting (or, if we did not mail a proxy statement for the preceding year’s annual meeting, the date of the notice of the preceding year’s annual meeting).

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (1) by or at the direction of our board of trustees or (2) provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder of record who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to our secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of trustees to be elected at the meeting.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United

States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a duty owed by any trustee, officer or other employee of our company to our company or to our shareholders, (c) any action asserting a claim pursuant to any provision of the Maryland REIT Law, or (d) any action asserting a claim governed by the internal affairs doctrine.

Indemnification and Limitation of Trustees’ and Officers’ Liability

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains a provision that eliminates the liability of our trustees and officers to the maximum extent permitted by Maryland law.

Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former trustee or officer or (2) any individual who, while serving as our trustee or officer and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted for directors and officers of Maryland corporations under the MGCL. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received is limited to expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

REIT Qualification

Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.